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                                                                  EXECUTION COPY


                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 1998, by and among AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company (the "LLC"),VECTURA GROUP, INC., a Delaware corporation ("Vectura"), NATIONAL MARINE, INC., a Delaware corporation ("NMI"), CSX BROWN CORP., a Delaware corporation ("CSX"), STUART AGRANOFF and STEVEN ANDERSON (the "Investors"), and each of those Persons whose names are set forth on Schedule I attached hereto (collectively, "Management" and, together with Vectura, NMI, CSX and the Investors, the "Members"). Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1.


                  WHEREAS, the Members have acquired a number of the LLC's Junior Common Units (the "Junior Common") pursuant to the terms and conditions of that certain Amended and Restated Limited Liability Company Agreement by and among the LLC and the Members, dated as of the date hereof, as amended, restated, or modified from time to time (the "LLC Agreement");


                  WHEREAS, CSX has acquired a number of the LLC's Senior Preferred Units (the "Senior Preferred") pursuant to the terms and conditions of the LLC Agreement; and


                  WHEREAS, in order to induce the Members to enter into the LLC Agreement, the LLC has agreed to provide to such Persons the registration rights set forth in this Agreement.


                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


                  1. Definitions. As used herein, the following terms shall have the following meanings.


                  "Affiliate" means, as to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; provided, the term "control," as used in this definition, shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity (whether through ownership of voting securities, by contract or otherwise).


                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.


                  "CSX Junior Registrable Securities" means (i) any Junior Common issued or issuable to CSX pursuant to the LLC Agreement, (ii) any Junior Common subsequently acquired by CSX or any of its Affiliates, and (iii) any securities of the LLC issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend
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or distribution, recapitalization, merger, consolidation, exchange or other reorganization, including, without limitation, Reclassified Securities issued with respect to such Junior Common. As to any particular CSX Junior Registrable Securities, such securities shall cease to be CSX Junior Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of CSX Junior Registrable Securities whenever such Person holds such securities directly or indirectly or has the right to acquire directly or indirectly such CSX Junior Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


                  "CSX Registrable Securities" means, collectively, (i) CSX Junior Registrable Securities and (ii) CSX Senior Registrable Securities.


                  "CSX Senior Registrable Securities" means (i) any Senior Preferred issued or issuable to CSX pursuant to the LLC Agreement, (ii) any Senior Preferred subsequently acquired by CSX or any of its Affiliates, (iii) any securities of the LLC issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend or distribution, recapitalization, merger, consolidation or other reorganization, including, without limitation, the Exchange Notes and any Reclassified Securities issued with respect to such Senior Preferred, and (iv) any derivative securities whose value or other economic features is based on the value or other economic features of the securities referred to in clauses (i), (ii), or (iii) above. As to any particular CSX Senior Registrable Securities, such securities shall cease to be CSX Senior Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of CSX Senior Registrable Securities whenever such Person holds such securities directly or indirectly or has the right to acquire directly or indirectly such CSX Senior Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                  "Exchange Notes" has the meaning set forth in the LLC
Agreement.


                  "Initial Public Offering" means the initial, exclusively primary underwritten public offering of the LLC's common equity securities pursuant to a registration statement filed under the Securities Act with the SEC, which offering results in net cash proceeds to the LLC of at least $50,000,000.


                  "Investor Registrable Securities" means (i) any Junior Common issued or issuable to the Investors pursuant to the LLC Agreement, (ii) any Junior Common subsequently acquired by the Investors or any of their respective Affiliates, and (iii) any securities of the LLC issued or


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issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation, exchange or other reorganization, including, without limitation, Reclassified Securities issued with respect to such Junior Common. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Investor Registrable Securities whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities, or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, by and among the Company and the parties hereto.


                  "LLC Registrable Securities" means (i) CSX Junior Registrable Securities, (ii) Vectura Registrable Securities, (iii) Management Registrable Securities, and (iv) Investor Registrable Securities. As to any particular LLC Registrable Securities, such securities shall cease to be LLC Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of LLC Registrable Securities whenever such Person has the right to acquire directly or indirectly such LLC Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


                  "Management Registrable Securities" means (i) any Junior Common issued or issuable to Management pursuant to the LLC Agreement and vested pursuant to the terms of the applicable agreement for such Junior Common, (ii) any Junior Common subsequently acquired by Management or any of their respective Affiliates and vested pursuant to the terms of the applicable agreement for such Junior Common, and (iii) any securities of the LLC issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation, exchange or other reorganization, including without limitation, Reclassified Securities issued with respect to such Junior Common. As to any particular Management Registrable Securities, such securities shall cease to be Management Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Management Registrable Securities whenever such Person has the right to acquire directly or indirectly such Management Registrable Securities (upon conversion or exercise in connection with a transfer of securities or


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otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


                  "Reclassified Securities" has the meaning set forth in the LLC Agreement.


                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


                  "Registrable Securities" means, collectively, (i) CSX Junior Registrable Securities, (ii) CSX Senior Registrable Securities, (iii) Vectura Registrable Securities, (iv) Management Registrable Securities, and (v) Investor Registrable Securities.


                  "Registration Expenses" means all expenses incident to the LLC's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the LLC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the LLC.


                  "Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).


                  "SEC" means the Securities and Exchange Commission.


                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Vectura Registrable Securities" means (i) any Junior Common issued or issuable to Vectura and NMI pursuant to the LLC Agreement, (ii) any Junior Common subsequently acquired by Vectura, NMI or any of their respective Affiliates or stockholders, and (iii) any securities of the LLC issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation, exchange or other reorganization, including, without limitation, Reclassified Securities issued with respect to such Junior Common. As to any particular Vectura Registrable Securities, such securities shall cease to be Vectura Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Vectura Registrable Securities whenever such Person has the right to acquire directly or indirectly such Vectura Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


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                  2. Demand Registrations.


                  (a) Requests for Registration of LLC Registrable Securities. Subject to Section 2(b) below, (i) upon six (6) months after the consummation of an Initial Public Offering, the holders of a majority of the CSX Junior Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the CSX Junior Registrable Securities held by such holders, (ii) upon and after the earlier of (A) the third anniversary of the date hereof and (B) six (6) months after the consummation of an Initial Public Offering, the holders of a majority of the CSX Senior Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the CSX Senior Registrable Securities held by such holders; provided, that any such registration of CSX Senior Registrable Securities shall be subject to Section 8.1(a) of the LLC Agreement and (iii) the holders of a majority of the Vectura Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Vectura Registrable Securities held by such holders, in each case on Form S-1 or any similar long-form registration (collectively, "Long-Form Registrations") or, if available, on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act (a "415 Registration")) or any similar short-form registration ("Short-Form Registrations"). Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of LLC Registrable Securities requested to be registered and the anticipated price range for such offering. Within ten days after receipt of any such request for a Long-Form Registration or Short-Form Registration regarding LLC Registrable Securities, the LLC will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which the LLC has received written requests for inclusion therein within 20 days after the receipt of such notice by such holders of Registrable Securities from the LLC. All registrations requested pursuant to in this Section 2(a) are referred to herein as "Demand Registrations."


                  (b) Long-Form Registrations. The holders of a majority of the CSX Junior Registrable Securities will be entitled to request up to two Long-Form Registrations with respect to the CSX Junior Registrable Securities held by such holders, of which the LLC will pay all Registration Expenses. The holders of a majority of the CSX Senior Registrable Securities will be entitled to request one Long-Form Registration with respect to the CSX Senior Registrable Securities held by such holders, of which the LLC will pay all Registration Expenses. The holders of a majority of the Vectura Registrable Securities collectively will be entitled to request up to three Long-Form Registrations with respect to the Vectura Registrable Securities, of which the LLC will pay all Registration Expenses; provided, that the first such Long-Form Registration, of Vectura Registrable Securities, if requested prior to an Initial Public Offering, results in the registration of common equity securities resulting in an amount of net cash proceeds sufficient to qualify as an Initial Public Offering. A registration will not count as the permitted Long-Form Registration hereunder until such registration has become effective and unless the holders of the LLC Registrable Securities requested to be included in such registration are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration.




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                  (c) Short-Form Registrations. In addition to the Long-Form
Registrations provided pursuant to Section 2(b), each of the holders of the CSX Senior Registrable Securities, CSX Junior Registrable Securities, and the Vectura Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations with respect to the Registrable Securities held by such holders of which the LLC will pay all Registration Expenses. Demand Registrations (other than 415 Registrations) will be Short-Form Registrations whenever the LLC is permitted to use any applicable short form. After the LLC has become subject to the reporting requirements of the Exchange Act, the LLC will use its best efforts to make Short-Form Registration available for the sale of Registrable Securities.


                  (d) Priority on Demand Registrations. The LLC will not include in any Long-Form Registration or Short-Form Registration regarding Registrable Securities any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities participating in such registration. If a Long-Form Registration or a Short-Form Registration regarding Registrable Securities is an underwritten offering and the managing underwriters advise the LLC in writing that, in their opinion, the number or class of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number or class of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the LLC will include in such registration (i) first, (A) to the extent LLC Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the number of LLC Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of LLC Registrable Securities based on the number of LLC Registrable Securities owned by each such holder and (B) to the extent CSX Senior Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the number of CSX Senior Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of CSX Senior Registrable Securities based on the number of CSX Senior Registrable Securities owned by each such holder and (ii) second, any other securities of the LLC requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities owned by each such holder.


                  (e) Restrictions on Demand Registrations. The LLC will not be obligated to effect any Demand Registration for LLC Registrable Securities within 90 days after the effective date of a previous Demand Registration for LLC Registrable Securities which resulted in a sale of LLC Registrable Securities. The LLC may postpone for no more than 90 days in each 360-day period, the filing or the effectiveness of a registration statement for a Demand Registration, if the LLC determines in good faith that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition or disposal of stock or assets or any merger, consolidation, tender offer or similar transaction; provided, that, in such event, the holders of a majority of the Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration.


                  (f) Selection of Underwriters. In the case of a Demand Registration for an underwritten offering made pursuant to the terms and conditions of this Agreement by the hold-


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ers of a majority of (i) a class of LLC Registrable Securities or (ii) the CSX
Senior Registrable Securities, the holders of a majority of the LLC Registrable Securities or the CSX Senior Registrable Securities, respectively, to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the LLC.


                  (g) 415 Registrations.


                       (i) Each of the holders of a majority of the CSX Junior Registrable Securities and the holders of a majority of the Vectura Registrable Securities will be entitled to request one (1) 415 Registration in which the LLC will pay all Registration Expenses. Subject to the availability of required financial information, within 45 days after the LLC receives written notice of a request for a 415 Registration, the LLC shall file with the SEC a registration statement under the Securities Act for the 415 Registration. The LLC shall use its best efforts to cause the 415 Registration to be declared effective under the Securities Act as soon as practical after filing and, once effective, the LLC shall (subject to the provisions of clause (ii) below) cause such 415 Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of
(i) the third anniversary of the date of filing of the 415 Registration, or (ii) the date on which all LLC Registrable Securities have been sold pursuant to the 415 Registration.


                       (ii) If the holders of a majority of the CSX Junior Registrable Securities or the holders of a majority of the Vectura Registrable Securities notify the LLC in writing that they intend to effect the sale of all or substantially all of the CSX Junior Registrable Securities or the Vectura Registrable Securities, as the case may be, held by such holders pursuant to a single integrated offering pursuant to a then effective registration statement for a 415 Registration (a "Takedown"), the LLC and each holder of Registrable Securities shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 90-day period beginning on the date such notice of a Takedown is received.


                       (iii) If in connection with any Takedown, the managing underwriters (selected in accordance with clause (iv) below) advise the LLC that, in its opinion, the inclusion of any other securities other than CSX Junior Registrable Securities or Vectura Registrable Securities, as the case may be, in the Takedown would adversely affect the marketability of the offering, then no such securities shall be permitted to be included. Additionally, if in connection with such an offering, the number of CSX Junior Registrable Securities or Vectura Registrable Securities, as the case may be, and other securities (if any) requested to be included in such Takedown exceeds the number of CSX Junior Registrable Securities or Vectura Registrable Securities, as the case may be, and other securities which can be sold in such offering without adversely affecting the marketability of the offering, the LLC shall include in such Takedown (i) first, the CSX Junior Registrable Securities or Vectura Registrable Securities, as the case may be, requested to be included in such Takedown, pro rata among the holders of such Registrable Securities on the basis of the number of CSX Junior Registrable Securities or Vectura Registrable Se-


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curities, as the case may be, owned by each such holder, and (ii) second, other securities requested to be included in such Takedown to the extent permitted hereunder.


                       (iv) The holders of a majority of the CSX Junior Registrable Securities or Vectura Registrable Securities, as the case may be, shall have the right to retain and select an investment banker and manager to administer the 415 Registration and any Takedown pursuant thereto, subject to the LLC's approval which will not be unreasonably withheld.


                       (v) In addition to the provisions in Section 6 below, all expenses incurred in connection with the management of the 415 Registration (whether incurred by the LLC or otherwise) shall be borne by the LLC (including, without limitation, all fees and expenses of the investment banker and manager) (excluding discounts and commissions).


               (h) Other Registration Rights. Except as provided in this Agreement, the LLC will not grant to any Persons the right to request the LLC to register any of its equity securities or any securities convertible or exchangeable into or exercisable for such securities, on a "demand" basis, or on a "piggy-back" basis which are senior to or pari passu with those rights granted to the holders of CSX Junior Registrable Securities hereunder, for purposes of Sections 2(d), 3(c), and 3(d) hereof without the prior written consent of a majority of the holders of CSX Junior Registrable Securities and the LLC Registrable Securities.


                  3. Piggyback Registrations.


                  (a) Right to Piggyback. Whenever the LLC proposes to register any of its common equity securities (or Senior Preferred) under the Securities Act (other than pursuant to a Demand Registration, an Initial Public Offering, a registration statement on Form S-8 or the registration solely of so-called "equity kickers" in connection with the registration of debt securities), and the registration form to be used may be used for the registration of Registrable Securities (each, a "Piggyback Registration"), the LLC will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration. The LLC shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 20 days after the receipt by such holders of such written notice from the LLC.


                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the LLC in all Piggyback Registrations involving Registrable Securities.


                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the LLC, the LLC will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the LLC in writing that in their opinion the number or class of such securities requested to be included in such registration exceeds the number or class which can be sold in such offering without adversely affecting the marketability of the offering, the LLC will include in such registration (i) first, the securities that the LLC proposes to sell, (ii) second, (A) to the extent LLC Registrable Securities requested for inclusion therein need to be reduced as a result of



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such advice, the LLC Registrable Securities requested to be included in such registration, pro rata among the holders of such LLC Registrable Securities on the basis of the number of units of LLC Registrable Securities owned by each such holder and (B) to the extent CSX Senior Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the CSX Senior Registrable Securities requested to be included in such registration pro rata among holders of CSX Senior Registrable Securities on the basis of the number of units of CSX Registrable Securities owned by each such holder, and
(iii) third, other securities, if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.


                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the LLC's securities (and is not a Demand Registration) and the managing underwriters advise the LLC in writing that in their opinion the number or class of securities of the class registered in such Piggyback Registration requested to be included in such registration exceeds the number or class which can be sold in such offering without adversely affecting the marketability of the offering, the LLC will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration,
(ii) second, (A) to the extent LLC Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the LLC Registrable Securities requested to be included in such registration, pro rata among the holders of such LLC Registrable Securities on the basis of the number of shares of LLC Registrable Securities owned by each such holder and (B) to the extent CSX Senior Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the CSX Senior Registrable Securities requested to be included in such registration pro rata among holders of CSX Senior Registrable Securities on the basis of the number of units of CSX Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration not covered by clause
(i) above pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.


                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the LLC will have the right to select the investment banker(s) and manager(s) that will administer the offering.


                  (f) Other Registrations. If the LLC has previously filed a registration statement with respect to Registrable Securities pursuant to this
Section 3, and if such previous registration has not been withdrawn or abandoned, the LLC shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

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                  4.       Holdback Agreements.


                  (a) To the extent not inconsistent with applicable law, each holder of LLC Registrable Securities hereby agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the LLC or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Demand Registration (other than a 415 Registration) or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which the LLC Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.


                  (b) The LLC agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (other than a 415 Registration) or Piggyback Registration for LLC Registrable Securities (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and
(ii) to cause each other holder of at least 5% (on a fully diluted basis) of equity securities of the LLC or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the LLC at any time after the date hereof (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.


                  5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the LLC will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the LLC will as expeditiously as possible:


                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;


                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;


                  (c) subject to the provisions of the LLC Agreement, if requested by the holders of a majority of the Vectura Registrable Securities, CSX Junior Registrable Securities, or CSX Senior Registrable Securities in connection with any Demand Registration requested by such holders, use its best efforts to cause to be included in such registration securities (of the same class as the securities underlying the applicable Demand Registration) having an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $20.0 million, to be offered in a primary offering of the LLC's securities contemporaneously with such offering of Registrable Securities;


                  (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;


                  (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the LLC will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction;


                  (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the LLC will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;


                  (g) notify each seller of such Registrable Securities and, if requested by any such seller of Registrable Securities, confirm such notice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment included in such registration statement has been filed, and, with respect to any registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to such registration statement or amendments or supplements to the prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of such Registrable Securities, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.


                  (h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the LLC are then listed and, if not so listed, to be listed on the Nasdaq National Market ("Nasdaq Market") (or such other national securities ex-change as the Board determines provides the best liquidity on which such Registrable Securities may be listed (the "Alternative Exchange") and, if listed on the Nasdaq Market (or the Alternative Exchange), use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC (or similar designation of the Alternative Exchange, if applicable) or, failing that, to secure Nasdaq Market authorization for such Registrable Securities (or similar authorization of the Alternative Exchange, if applicable) and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers (or similar body of the Alternative Exchange, if applicable);


                  (i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;


                  (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;


                  (k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the LLC, and cause the managers, officers, members, employees and independent accountants of the LLC to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;


                  (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the LLC after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;


                  (m) permit any holder of Registrable Securities (which holder, in the LLC's sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the LLC) to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the LLC in writing, which in the reasonable judgment of such holder and its counsel should be included;


                  (n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the LLC will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (o) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;


                  (p) obtain a "cold comfort" letter from the independent public accountants of the LLC in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request; and


                  (q) otherwise facilitate such registration and related offering.


If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the LLC and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling Person of the LLC, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the LLC in writing, to the effect that (x) the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the LLC's securities covered thereby and (y) such holding does not imply that such holder will assist in meeting any future financial requirements of the LLC or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the LLC an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the LLC.


                  6. Registration Expenses. All Registration Expenses will be borne by the LLC, with respect to any registration, proposed or otherwise, of its securities.


                  7. Indemnification.


                  (a) The LLC agrees to indemnify, to the extent permitted by law, (i) each holder of Registrable Securities, (ii) such holder's managers, members, officers and directors, and (iii) each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities, and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, manager, member, director, officer, or controlling Person for any legal or other expenses reasonably incurred by such holder, manager, member, director, officer, or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the LLC by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the LLC has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the LLC will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.


                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the LLC in writing such information and affidavits as the LLC reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the LLC in connection with any registration of Registrable Securities, and its managers, members, directors and officers and each Person who controls the LLC against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to so indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.


                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any manager, member, officer, director, or controlling Person of such indemnified party and will survive the transfer of securities. The LLC, to the extent so liable, also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnification provided by the LLC pursuant to the terms and conditions of this Agreement is unavailable for any reason.


                  8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the LLC or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.


                  9. Rule 144 Reporting. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the LLC agrees to use its best efforts to:


                  (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;


                  (b) file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and the Exchange Act (after the LLC has become subject to such reporting requirements); and


                  (c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to the compliance by the LLC with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the LLC for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


                  10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address listed on Exhibit A attached hereto or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.


                  11.      Miscellaneous.


                  (a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.


                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement regarding the rights of the holders of
(i) LLC Registrable Securities or (ii) CSX Senior Registrable Securities may be amended or waived only upon the prior written consent of the LLC and the holders of a majority of the LLC Registrable Securities or CSX Senior Registrable Securities, respectively; provided, that any amendments which modify the rights of any class of holders of LLC Registrable Securities in a manner that is prejudicial to such holders (relative to the other holders of LLC Registrable Securities) cannot be effected without the consent of the holders of such LLC Registrable Securities so adversely affected.


                  (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.


                  (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


                  (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.


                  (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                  (g) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE AND THE DELAWARE LIMITED LIABILITY COMPANY ACT, DELAWARE CODE, TITLE 6, SECTIONS 18-101, ET. SEQ., AS IN EFFECT FROM TIME TO TIME WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                          AMERICAN COMMERCIAL LINES HOLDINGS
                                          LLC


                                          By: -------------------------------
                                              Name:
                                              Title:


                                          VECTURA GROUP, INC.



                                          By: -------------------------------
                                              Name:
                                              Title:


                                          NATIONAL MARINE, INC.


                                          By: -------------------------------
                                              Name:
                                              Title:


                                          CSX BROWN CORP.


                                          By: -------------------------------
                                              Name:
                                              Title:

                      INVESTOR UNITHOLDER SIGNATURE PAGE TO
                        REGISTRATION RIGHTS AGREEMENT OF
                     AMERICAN COMMERCIAL LINES HOLDINGS LLC






----------------------------------------
Steven Anderson






----------------------------------------
Stuart Agranoff

                     MANAGEMENT UNITHOLDER SIGNATURE PAGE TO
                        REGISTRATION RIGHTS AGREEMENT OF
                     AMERICAN COMMERCIAL LINES HOLDINGS LLC





----------------------------
Michael C. Hagan

                                    EXHIBIT A
                              ADDRESSES FOR NOTICES


MEMBERS


1.       CSX Brown Corp.
         c/o CSX Corporation
         One James Center
         901 East Cary Street
         Richmond, VA 23219
         Telecopy No.:       (804) 783-1380
         Attention:          Mark G. Aron

         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY 10019
         Telecopy No.:       (212) 403-2000
         Attention:          Pamela S. Seymon, Esq.
                             Steven A. Cohen, Esq.


2.       Vectura Group, Inc.
         1515 Poydras Street, Suite 1500
         New Orleans, LA 70112
         Telecopy No.:       (504) 529-8470
         Attention:          David Wagstaff

         with copies to:

         Citicorp Venture Capital, Ltd.
         399 Park Avenue
         New York, NY 10043
         Telecopy No.:       (212) 888-2940
         Attention:          David F. Thomas
                             Richard E. Mayberry, Jr.
         and

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, NY 10022
         Telecopy No.:       (212) 446-4900
         Attention:          Kirk A. Radke, Esq.


                              Schedule 1 - Page 1

3.       National Marine, Inc.
         1515 Poydras Street, Suite 1500
         New Orleans, LA 70112
         Telecopy No.:       (504) 529-8470
         Attention:          President

         with a copy to:

         Citicorp Venture Capital, Ltd.
         399 Park Avenue
         New York, NY 10043
         Telecopy No.:       (212) 888-2940
         Attention:          David F. Thomas
                             Richard E. Mayberry, Jr.

         and

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, NY 10022
         Telecopy No.:       (212) 446-4900
         Attention:          Kirk A. Radke, Esq.


MANAGEMENT

         Michael Hagen
         c/o American Commercial Lines Holdings LLC
         1701 East Market Street
         Jeffersonville, IN 47130
         Telecopy No.:     (812) 288-0294


INVESTORS

                              Schedule 1 - Page 2